UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 8, 2025

T-MOBILE US, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-33409	20-0836269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12920 SE 38th Street Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TMUS	The NASDAQ Stock Market LLC
3.550% Senior Notes due 2029	TMUS29	The NASDAQ Stock Market LLC
3.700% Senior Notes due 2032	TMUS32	The NASDAQ Stock Market LLC
3.150% Senior Notes due 2032	TMUS32A	The NASDAQ Stock Market LLC
3.850% Senior Notes due 2036	TMUS36	The NASDAQ Stock Market LLC
3.500% Senior Notes due 2037	TMUS37	The NASDAQ Stock Market LLC
3.800% Senior Notes due 2045	TMUS45	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2025, T-Mobile US, Inc. (the “Company”) appointed Daniel J. Drobac as Vice President and Chief Accounting Officer (“CAO”) of the Company, effective as of May 1, 2025. The Company’s current CAO, Dara Bazzano, has decided to retire from the Company, but will continue to serve as the principal accounting officer of the Company through April 30, 2025.

Mr. Drobac, age 49, has served as Vice President, Accounting and Controller at the Company since August 2017. Prior to that he served as a Practice Fellow at the Financial Accounting Standards Board from 2015 to 2017 and served in various leadership roles at PricewaterhouseCoopers LLP from 2000 to 2015. Mr. Drobac received Bachelor’s and Master’s degrees in Accounting from the University of Wisconsin-Madison.

On April 8, 2025, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved new compensation terms for Mr. Drobac (the “Drobac Compensation Terms”) effective May 1, 2025. Pursuant to the Drobac Compensation Terms, Mr. Drobac will receive an annual base salary of $400,000 and an annual short-term incentive (“STI”) award targeted at 75% of his base salary, payable based on the attainment of pre-established performance goals. Commencing with calendar year 2026, Mr. Drobac will also be eligible for annual long-term incentive awards with an annual aggregate grant-date target value (as determined by the Committee) equal to 100% of his target cash compensation (his then-current base salary plus target STI). In addition, in connection with Mr. Drobac’s commencement as Vice President and CAO of the Company, he will be granted a one-time award of time-based restricted stock units (the “RSUs”) on May 1, 2025 with an aggregate grant-date target value of $233,606. The RSUs will vest evenly every six months over three years, starting from the grant date, subject to Mr. Drobac’s continued employment through the applicable vesting date (subject to accelerated vesting in accordance with the applicable award agreement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

Date: April 11, 2025	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	Executive Vice President and Chief Financial Officer